UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2024

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(877) 646-3374

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on August 16, 2024, Giga Caddo, LLC, a Delaware limited liability company (“Seller”), and Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”).

On August 29, the Company entered into an amendment to the Purchase Agreement with the Seller (the “Amendment”). The Amendment amended the deadline for the closing date of the Transaction from August 31, 2024 to September 30, 2024. In connection with the extension of the closing date, the Company agreed to make an additional advance payment of $250,000 to the Seller. As a result of this additional advance payment, the parties agreed that the Third Payment and Final Payment (as defined in the Purchase Agreement) will each be reduced to $575,000. For the avoidance of doubt, the total purchase price remains $1,500,000. The parties further agreed that out of the pre-paid amounts in connection with the Transaction, $100,000 will not be refundable to the Company if the Purchase Agreement is terminated prior to the closing date, except to the extent such termination is the result of the Seller’s breach of the Purchase Agreement, in which case all pre-paid amounts shall be refunded to the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, the Board of Directors (the “Board”) of the Company approved increasing the Board’s size from 5 to 6 members and appointed Mr. Daniel Tolhurst, age 43, to fill the new Board seat as a Class I director (with a term expiring at the Company’s 2025 annual meeting of stockholders), effective immediately.

Mr. Tolhurst has founded, led, and invested in innovative companies across multiple sectors for nearly two decades. He was the Co-Founder, President and a Board Member of Gryphon Digital Mining, Inc., from its founding in October of 2020 through the closing of its go public transaction in February 2024. From June 2018 to January 2020, he led Netflix Inc.'s Content Strategy & Analysis team in EMEA. He also held positions as a Director and Senior Manager of Corporate Strategy and Business Development at The Walt Disney Company between 2013 and 2018. Prior to that, he held positions at Booz & Company, a management consulting firm, and the Bank of Montreal Financial Group, a Canadian bank. Mr. Tolhurst holds an MBA and a Bachelor of Arts, Honors Business Administration from Ivey Business School and a Juris Doctor degree from Osgoode Hall Law School at York University. The Board selected Mr. Tolhurst based on his familiarity with the Company’s industry and business, as well as his extensive experience in strategic planning, capital raising, and investment management.

For his service on the Board, Mr. Tolhurst will receive compensation consistent with that of other non-employee directors.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Tolhurst or any members of Mr. Tolhurst’s immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Tolhurst and any of the Company’s directors or executive officers.

Item 8.01. Other Events.

On August 29, 2024, the Company issued a press release announcing the appointment of Mr. Tolhurst. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of August 29, 2024, by and among Giga Caddo, LLC and Gryphon Digital Mining, Inc.
99.1	Press Release dated August 29. 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: August 29, 2024	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

2